                                                                     EXHIBIT 4.3

                                                                             S&W
                                                                           DRAFT
                                                                          9/4/97

                              AMENDED AND RESTATED

                         SECURITIES PURCHASE AGREEMENT

                         Dated as of September __, 1997

                                    Between

                       SYSTEM SOFTWARE ASSOCIATES, INC.,

                   as Issuer of the Series A Preferred Stock,

                                      and

                            H&Q SSA INVESTORS, L.P.
       __________________________________________________________________

                     $10,000,000 IN AGGREGATE STATED VALUE
                                       OF
                            SERIES A PREFERRED STOCK

                             *********************

                       WARRANTS TO PURCHASE COMMON STOCK

                               TABLE OF CONTENTS

                                                                            Page
1.   DEFINITIONS...............................................................2
     1.1.   Certain Defined Terms..............................................2
     1.2.   Accounting Terms..................................................14

2.   PURCHASE AND SALE OF SECURITIES..........................................15
     2.1.   Amendment and Restatement.........................................15
     2.2.   Purchase and Sale of Notes........................................15
     2.3.   Purchase and Sale of Warrants.....................................15
     2.4.   Purchase Price for Purchaser Securities...........................15
     2.5.   Allocation of Purchase Price......................................15
     2.6.   The Closing.......................................................15
     2.7.   Payment of Purchase Price.........................................15
     2.8.   Purchase of Additional Notes; Issuance of Additional Warrants.....15
     2.9.   Use of Proceeds...................................................16
     2.10.  Brokerage Fees, etc...............................................16
     2.11.  Private Offering..................................................16

3.   TERMS OF THE NOTES.......................................................17

4.   REPRESENTATIONS AND WARRANTIES...........................................17
     4.1.   Legal Capacity; Due Authorization.................................17
     4.2.   Restrictions on Transfer..........................................17
     4.3.   Accredited Investor, Etc..........................................17

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................18
     5.1.   Corporate Existence and Power.....................................18
     5.2.   Corporate Authority...............................................18
     5.3.   Binding Effect....................................................18
     5.4.   Litigation........................................................18
     5.5.   No Legal Obstacle to Agreements...................................18
     5.6.   No Default........................................................19
     5.7.   Contractual Obligations...........................................19
     5.8.   Operations in Conformity with Law.................................19
     5.9.   Capitalization....................................................19
     5.10.  Title to Properties; Liens........................................20
     5.11.  Financial Information.............................................20
     5.12.  Use of Proceeds; Margin Stock.....................................21
     5.13.  No Financing of Registered Securities.............................21
     5.14.  Licenses, Trademarks, etc.........................................21
     5.15.  Permits and Licenses..............................................22
     5.16.  ERISA.............................................................22
     5.17.  Investment Company Act............................................22

     5.18.  Public Utility Holding Company Act................................22
     5.19.  Environmental and Safety Matters..................................22
     5.20.  Solvency..........................................................23
     5.21.  Taxes.............................................................23
     5.22.  Indebtedness......................................................23
     5.23.  Disclosure........................................................23

6.   CLOSING CONDITIONS.......................................................24
     6.1.   Representations and Warranties; No Default........................24
     6.2.   Delivery of Documents.............................................24
     6.3.   No Material Misstatements.........................................25
     6.4.   Consents..........................................................25
     6.5.   Board of Directors................................................25
     6.6.   Preferred Stock...................................................26
     6.7.   No Material Adverse Change........................................26
     6.8.   Litigation........................................................26
     6.9.   Certain Fees......................................................26
     6.10.  [Intentionally Omitted]...........................................26
     6.11.  No Violation of Regulations G, T, U or X..........................26
     6.12.  Additional Notes; Warrants........................................26

7.   COVENANTS APPLICABLE WHILE NOTES ARE OUTSTANDING.........................27
     7.1.   Payment of Notes..................................................27
     7.2.   Taxes and Other Charges; Accounts Payable.........................27
     7.3.   Taxes and Other Charges...........................................27
     7.4.   Accounts Payable..................................................27
     7.5.   Conduct of Business, etc..........................................27
     7.6.   Types of Business.................................................28
     7.7.   Maintenance of Properties.........................................28
     7.8.   Statutory Compliance..............................................28
     7.9.   Compliance with Material Agreements...............................28
     7.10.  Certain Financial Tests...........................................29
     7.11.  Indebtedness......................................................30
     7.12.  Guarantees; Letters of Credit.....................................31
     7.13.  Liens.............................................................31
     7.14.  Investments and Acquisitions......................................32
     7.15.  Distributions.....................................................33
     7.16.  Asset Dispositions and Mergers....................................33
     7.17.  Voluntary Prepayments of Other Indebtedness.......................34
     7.18.  Derivative Contracts..............................................34
     7.19.  Negative Pledge Clauses...........................................34
     7.20.  ERISA.............................................................34
     7.21.  Transactions with Affiliates......................................35
     7.22.  Notice of Default.................................................35
     7.23.  Insurance.........................................................35

     7.24.  Performance of Preferred Stock Documents..........................35

8.   COVENANTS APPLICABLE SO LONG AS PURCHASER SECURITIES
     REMAIN OUTSTANDING.......................................................35
     8.1.   Financial Statements and Reports..................................36
     8.2.   Annual Reports....................................................36
     8.3.   Quarterly Reports.................................................37
     8.4.   Monthly Reports...................................................38
     8.5.   Other Reports.....................................................38
     8.6.   Notice of Litigation, etc.........................................39
     8.7.   ERISA Reports.....................................................39
     8.8.   Other Information; Audit..........................................40
     8.9.   Books, records and inspections....................................40

9.  EVENTS OF DEFAULT.........................................................40
     9.1.   Payment Default...................................................40
     9.2.   Default under other Indebtedness..................................40
     9.3.   Certain Covenants.................................................41
     9.4.   Other Covenants...................................................41
     9.5.   Breach of Representations or Warranties...........................41
     9.6.   Involuntary Bankruptcy, Appointment of Receiver, etc..............41
     9.7.   Voluntary Bankruptcy, Appointment of Receiver, etc................42
     9.8.   Judgments and Attachments.........................................42
     9.9.   ERISA.............................................................42
     9.10.  Change of Control.................................................42

10.  SUBORDINATION TO EXISTING SENIOR INDEBTEDNESS............................43

11.  SUBORDINATION TO PUBLIC NOTES............................................46
     11.1.  Obligations Subordinate to Senior Indebtedness....................46
     11.2.  Payment Over of Proceeds Upon Dissolution.........................47
     11.3.  No Payment in Certain Circumstances...............................48
     11.4.  Payments Otherwise Permitted......................................49
     11.5.  Subrogation to Rights of Holders of Senior Indebtedness...........49
     11.6.  Provisions Solely to Define Relative Rights.......................50
     11.7.  Effect of Failure to Pay Note Obligations.........................50
     11.8.  No Waiver of Subordination Provisions.............................50
     11.9.  Reliance on Judicial Order or Certificate of Liquidating Agent....51
     11.10. Reinstatement.....................................................51
     11.11. Amendment.........................................................51
     11.12. Remedies..........................................................51

12.  RESTRICTIONS ON TRANSFER; LEGENDS........................................51
     12.1.  Assignments of Purchaser Securities...............................52
     12.2.  Restrictive Securities Legend.....................................52

     12.3.  Termination of Restrictions.......................................53
     12.4.  Note Legend relating to Subordination.............................53

13.  MISCELLANEOUS............................................................54
     13.1.  Expenses..........................................................54
     13.2.  Indemnity.........................................................54
     13.3.  Amendments and Waivers............................................55
     13.4.  Independence of Covenants.........................................55
     13.5.  Notices...........................................................56
     13.6.  Survival of Warranties and Certain Agreements.....................57
     13.7.  Failure or Indulgence Not Waiver Remedies Cumulative..............57
     13.8.  Severability......................................................57
     13.9.  Headings..........................................................57
     13.10. Applicable Law....................................................57
     13.11. Successors and Assigns. Subsequent Holders........................57
     13.12. Consent to Jurisdiction...........................................58
     13.13. Waiver of Jury Trial..............................................58
     13.14. Counterparts; Effectiveness.......................................59
     13.15. Entirety..........................................................59

SCHEDULE 5.4     Litigation
SCHEDULE 5.9.2   Options, Warrants, etc.
SCHEDULE 5.22    Existing Indebtedness
SCHEDULE 7.8.1   Existing Investments
SCHEDULE 11.1.1  Competitors
EXHIBIT A        Certificate of Designations of Series A Preferred Stock
EXHIBIT B        Form of Registration Rights Agreement
EXHIBIT C        Form of Warrants

                              AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT is made as of September __, 1997 between System Software Associates, Inc., a Delaware corporation (the "Company"), and H&Q SSA Investors, L.P. (the "Purchaser").

                                    RECITALS

     WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of August 22, 1997 between the Company and the Purchaser (the "Original SPA") (i) the Company has issued and sold to the Purchaser its Junior Subordinated Notes due August 31, 2003 (herein, called the "Notes" and each individually, a "Note") in the aggregate principal amount of $10,000,000 and (ii) the Company has issued and sold to the Purchaser pursuant to the Original SPA warrants (the "Original Warrants" and, together with the Notes purchased thereunder, the "Original Purchaser Securities") for the purchase of 2,000,000 shares of its Common Stock, par value $.0033 per share (the "Common Stock") or 2,000 shares of its newly designated Series A Preferred Stock, par value $.01 per share (the "Original Preferred Stock") in accordance with the terms set forth therein; and

     WHEREAS, the certificate of designations relating to the Original Preferred Stock was never filed and the Original Preferred Stock was never issued;

     WHEREAS, the Company and the Purchaser desire to amend and restate the Original SPA to cancel the Notes and the Original Warrants and in exchange therefor the Company has resolved to issue and sell to the Purchaser 10,000 shares of its newly designated Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") and Warrants in the form attached hereto as Exhibit C (the "Warrants" and, together with the Preferred Stock to be purchased hereunder, the "Purchaser Securities") for the purchase of 600,000 shares of the Company's Common Stock in accordance with the terms set forth therein;

     WHEREAS, pursuant to the Preferred Stock Documents (as defined herein), the transactions described above, and such other transactions as are contemplated by the Preferred Stock Documents to occur on the Closing Date, will occur substantially contemporaneously, at the closing (the "Closing") to be held on September ___, 1997, at 2:45 p.m., at the offices of Sachnoff & Weaver, Ltd., or at such other date, time and/or location as may be agreed upon by the parties hereto, and the Company and the Purchaser will take such other actions in connection therewith as may be necessary to consummate the transactions contemplated hereunder;

     WHEREAS, on or before September 15, 1997 the Company plans to issue and sell not less than $100,000,000 in principal amount of Convertible Subordinated Notes due 2002 (the "Public Securities") in an underwritten public offering (the "Public Offering"); and

     WHEREAS, the Company will use a portion of the proceeds of the sale of the Public Securities to repay all amounts due under its multi-bank credit facility (the "Existing Credit

Facility") and its Senior Secured Notes due November 1, 1997 (the "Senior Notes") and, if necessary, its Convertible Floating Rate Notes due 2000 (the "Existing Subordinated Debt").

                                   AGREEMENT

     In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS.

     1.1. Certain Defined Terms. The following terms used in this Agreement shall have the meanings set forth below.

     "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

     "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to vote 35% or more of the Voting Stock of such Person, or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Applicable Dividend Rate" means 12% per annum from and after the Closing Date to be increased to 14% per annum of the Company Redemption Price on or after a Company Redemption Event.

     "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

     "Bankruptcy Events" has the meaning set forth in Section 10B.2 hereof.

     "Blockage Notice" has the meaning set forth in Section 10B.3.1 hereof.

     "Blockage Period" has the meaning set forth in Section 10B.3.1 hereof.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or California or is a day on which banking institutions located in Chicago, Illinois and San Francisco, California are authorized or required by law or other governmental action to close.

     "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

     "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "Capitalized Lease Obligations" means, with respect to any Person, the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases of such Person calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "Capitalized Software" means research and development expenditures of the Company and its Subsidiaries on a Consolidated basis which have been capitalized in accordance with GAAP.

     "Cash Equivalents" means:

               (i) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of one year or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P;

               (ii) corporate obligations having a maturity of one year or less and rated at least Prime-1 by Moody's or A-1 by S&P;

               (iii) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year and (ii) which, in the case of obligations of any state or municipality, is rated at least Aaa by Moody's or AAA by S&P;

               (iv) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above; and

               (v) any Investment by a Foreign Subsidiary in its local jurisdiction comparable to the items described above.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor federal statute.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Inventory System maintained by the U.S. Environmental Protection Agency.

     "Certificate of Designations" means the Certificate of Designations of Series A Preferred Stock in the form of Exhibit A attached hereto.

     "Change of Control Event" means a transaction or series of transactions (including, without limitation, a merger, consolidation, sale of stock or sale of assets, but excluding any assignment as security for indebtedness) after which any Person (or group of Persons acting in concert) other than the Purchaser and the Management Investor shall (i) own in excess of 35% of the Voting Stock of the Company (or the Person into which the Company shall have been merged or consolidated), or (ii) have the right to elect a majority of the members of the Board of Directors of the Company, or (iii) shall have acquired all or substantially all of the consolidated assets of the Company and its Subsidiaries.

     "Charter" of a Person shall mean, as to a corporation, its Charter or Certificate of Incorporation, and as to Persons who are neither corporations nor individuals, the partnership or members agreement or similar organizational documents.

     "Closing" has the meaning set forth in the Recitals hereto.

     "Closing Date" means the date upon which the conditions precedent to the purchase and sale of the Purchaser Securities from the Company hereunder shall have been satisfied and the Purchaser Securities have been purchased by the Purchaser in accordance with this Agreement.

     "Code" means the Internal Revenue Code of 1986.

     "Common Stock" has the meaning set forth in the Recitals hereto.

     "Company Redemption Event" shall have the meaning assigned to such term in the Certificate of Designations.

     "Company Redemption Price" shall have the meaning assigned to such term in the Certificate of Designations.

     "Company" has the meaning set forth in the preamble hereto.

     "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

     "Consolidated Interest Expense" means for any period the sum of (a) the aggregate amount of all interest expense including in any event commitment fees, payments in the nature of interest under Capitalized Leases, net payments under Interest Rate Protection Agreements and letter of credit fees and expenses, accrued by the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, minus (b) to the extent included in the foregoing clause
(a), amortization of Indebtedness financing costs and any accretion relating to the valuation of the Warrants.

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

               (vi) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

               (vii) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

               (viii) all amounts included in computing such net income (or loss) in respect of (i) the write-up of any asset on or after October 31, 1996, or (ii) the retirement of any Indebtedness or equity at less than face value after October 31, 1996; and

               (ix)   extraordinary and nonrecurring gains and losses.

     "Consolidated Revenues" means for any period the operating revenues
(after reductions for returns, discounts, and additions to or decreases in bad debt reserves) of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis.

     "Contractual Obligation" means, with respect to any Person, any contract, agreement, understanding, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument including, without limitation, any document or instrument evidencing or otherwise relating to any Indebtedness but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

     "Conversion Price" has the meaning set forth in the Public
Securities Indenture.

     "Covenant Default" has the meaning set forth in Section 10B.3.1 hereof.

     "Credit Agreement" means an agreement for a new revolving credit facility to be entered into by the Company in an amount not in excess of $40,000,000.

     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Distribution" means, with respect to the Company (or other specified Person):

               (i) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

               (ii) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

               (iii) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

               (iv) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Preferred Stock; or

               (v) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person), or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts, reasonable loans approved by the Board of Directors (which shall include the approval of at least one Fund Designated Director) and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person).

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any and all federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and the regulations promulgated and filings issued thereunder.

     "ERISA Affiliate" means any Person that for the purposes of Title IV of ERISA is a member of the controlled group of the Company, or under common control with the Company within the meaning of Section 414 of the Code.

     "Event of Default" has the meaning set forth in Article 9 hereof.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Exercise Shares" has the meaning set forth in Section 2.3 hereof.

     "Existing Credit Facility" has the meaning set forth in the Recitals hereto.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries outstanding immediately prior to the consummation of the transactions contemplated herein.

     "Existing Subordinated Debt" has the meaning set forth in the Recitals hereto.

     "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Purchaser by the Secretary or other appropriate attesting officer of the Company (or such specified Person).

     "Financing Debt" means each of the items described in clauses (i) through
(vi) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

     "Foreign Subsidiary" means each Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America.

      "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

     "Guarantee" means, with respect to the Company (or other specified Person):

               (i) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

               (ii) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor,
          (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

               (iii) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

               (iv) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

               (v) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

               (vi) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

     "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) and any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Holder Redemption Event" shall have the meaning assigned to such term in the Certificate of Designations.

     "Holder Redemption Price" shall equal $1,000 per share of Preferred Stock plus accrued but unpaid dividends.

     "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

               (i)   borrowed money;

               (ii) indebtedness evidenced by notes, debentures or similar instruments;

               (iii) Capitalized Lease Obligations;

               (iv) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

               (v) mandatory redemption or dividend rights on capital stock (or other equity);

               (vi) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

               (vii)  unfunded pension liabilities;

               (viii) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

               (ix) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

               (x) all Guarantees in respect of Indebtedness of others.

     "Indemnified Liabilities" has the meaning set forth in Section 12.2 hereof.

     "Indemnitees" has the meaning set forth in Section 12.2 hereof.

     "Indemnitor" has the meaning set forth in Section 12.2 hereof.

     "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

     "Investment" means, with respect to the Company (or other specified
Person):

               (i) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

               (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

               (iii) any Guarantee of the Indebtedness of any other Person;

               (iv) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

               (v)   any other similar investment;

provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable within one year of incidence in accordance with past practice and customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, or (iv) demand deposits in banks or similar financial institutions.

     "Legal Requirement" means any present or future requirement imposed on the Company or its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America or any state or political subdivision thereof, or by any board, governmental or administrative agency.

     "Lien" means any lien, security interest, or other change or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Management Investor" means Roger E. Covey.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Change" means any material adverse change in (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, calculated on a Consolidated basis, (b) the rights and remedies of the Purchasers under the Preferred Stock Documents or (c) the ability of the Company to perform its obligations under the Preferred Stock Documents.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a single-employer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single-employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or
Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person from such sale, lease, transfer or other disposition, after deducting therefrom only (without duplication) (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof.

     "NPL" means the National Priorities List under CERCLA.

     "Note" and "Notes" shall have the meaning set forth in the Recitals to this Agreement.

     "Noteholders" means the holders of the Notes pursuant to the Original SPA.

     "Obligations" means all obligations for principal, premium, interest (including any interest accruing subsequent to the institution by or against the Company or any of its Subsidiaries of proceedings under the Bankruptcy Code, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including any guarantees of the foregoing obligations or liabilities.

     "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer), its chief executive officer, its president or one of its vice presidents or its chief financial officer or its treasurer.

     "Original Preferred Stock" has the meaning set forth in the Recitals hereto.

     "Original SPA" has the meaning set forth in the Recitals hereto.

     "Original Warrants" has the meaning set forth in the Recitals hereto.

     "Payment Default" has the meaning set forth in Section 10B.3 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

     "Permits" has the meaning set forth in Section 5.15 hereof.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Plan" shall mean any Single Employer Plan or Multiple Employer Plan.

     "Preferred Holder" means a Holder of Series A Preferred Shares.

     "Preferred Stock" has the meaning set forth in the Recitals hereto.

     "Preferred Stock Documents" means, collectively, this Agreement, the Purchaser Securities, the Registration Rights Agreement, the Certificate of Designations, the Warrant and the other documents effecting the transactions contemplated hereunder.

     "Preferred Stock Obligations" mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Purchaser or the holders of the Preferred Stock, from time to time including, without limitation, the redemption amount on the Preferred Stock (whether such amount accrues before or after the institution by or against the Company or any of its Subsidiaries of proceedings under the Bankruptcy Code, whether or not such interest is an allowed claim under applicable law), the liquidation preferences, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Company, in each case under the specific terms of this Agreement and the Certificate of Designations.

     "Prospectus" means the prospectus in the form included in the Registration Statement, or if the prospectus included in the Registration Statement omits information in reliance on

Rule 430A under the Securities Act and such information is included in a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the Prospectus filed with the Commission pursuant to Rule 424(b), in either case including the documents incorporated by reference therein.

     "Public Offering" has the meaning set forth in the Recitals hereto.

     "Public Securities" has the meaning set forth in the Recitals hereto.

     "Public Securities Indenture" means the Indenture to be entered into between the Company and Harris Trust & Savings Bank, as Trustee, relating to the Public Securities.

     "Purchaser Securities" has the meaning set forth in the Recitals hereto.

     "Purchaser" has the meaning set forth in the preamble hereto, and shall mean and include the Purchaser and any assignees of any or all of the Purchaser Securities pursuant to Article 11 hereof.

     "Registration Rights Agreement" has the meaning set forth in Section 6.2 hereof.

     "Registration Statement" means the registration statement on Form S-3 (File NO. 333-31271) filed by the Company with the Securities and Exchange Commission on July 15, 1997, as amended from time to time, registering the Public Securities, including the documents incorporated by reference therein.

     "Required Preferred Holders" means the holders of more than 50% of the aggregate number of Series A Preferred Shares then outstanding.

     "Rights Agreement" means the Rights Agreement dated as of May 3, 1988, as amended, between the Company and The First National Bank of Chicago, as Rights Agent.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Companies, Inc.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Documents" means, collectively, the Credit Agreement and the related security agreements, guarantees, pledge agreements, notes and the other documents executed in connection therewith.

     "Senior Indebtedness" means all Obligations now or hereafter owing pursuant to the Senior Credit Documents and the Public Securities Indenture.

     "Senior Notes" has the meaning set forth in the Recitals hereto.

     "Single Employer Plan" means a single-employer plan as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event that such plan has been or were to be terminated.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Warrants" has the meaning set forth in the Recitals hereto.

     "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of the Company in respect of which the Company could have a liability.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

     1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereto shall be prepared, in accordance with GAAP. No changes in GAAP shall affect the financial covenants, standards or terms contained in this Agreement.

2.  AMENDMENT AND RESTATEMENT; PURCHASE AND SALE OF SECURITIES.

     2.1. Amendment and Restatement. The Original SPA is hereby amended and restated and superseded in all respects by this Agreement.

     2.2. Purchase and Sale of Preferred Stock. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company hereby agrees to sell to the Purchaser, and by its acceptance hereof the Purchaser agrees to purchase from the Company for investment, at the Closing, 10,000 shares of Preferred Stock.

     2.3. Purchase and Sale of Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to the Purchaser, and by its acceptance hereof, the Purchaser agrees to purchase from the Company for investment, at the Closing, the Warrants. All of the Warrants to be issued and sold hereunder shall, taken in aggregate, initially represent the right to acquire, on the terms and conditions specified therein, 600,000 shares of Common Stock (such shares of Common Stock are herein referred to as the "Exercise Shares"), subject to the terms and conditions described therein.

     2.4. Purchase Price for Purchaser Securities. The aggregate purchase price to the Purchaser for the Purchaser Securities is the Notes and Original Warrants.

     2.5. Allocation of Purchase Price. The Company and the Purchaser agree that, for purposes of Sections 1271 through 1275 of the Code, the aggregate original purchase price for the Purchaser Securities shall be allocated mutually agreed by the parties, and that such allocation shall be used by the Company and Purchaser for financial reporting and income tax purposes.

     2.6. The Closing. The purchase and sale of the Purchaser Securities will take place on the Closing Date.

     2.7. Payment of Purchase Price. At the Closing, against delivery of the Notes and Original Warrants for cancellation, the Company will deliver a certificate representing 10,000 shares of Preferred Stock and Warrants registered in the name of the Purchaser.

     2.8. Purchase of Additional Preferred Stock; Issuance of Additional Warrants At any time prior to the January 31, 1998, upon the mutual agreement of the Company and the Purchaser, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, up to $2,500,000 of stated value of additional Preferred Stock at a rate of 1 share for each $1,000 invested together with 60 additional Warrants for each additional share of Preferred Stock issued. Such additional Preferred Stock and additional Warrants will be delivered by the Company against payment to the Company by wire transfer of immediately available federal funds.

     2.9.  Use of Proceeds.

          2.9.1. The proceeds of the sale by the Company of the Notes and Original Warrants (which will be cancelled in exchange for the Preferred Stock) have been or shall be used for: (a) fees and expenses related to this sale (including a fee of $1 million paid to the lenders under the Company's Existing Credit Facility and holders of its Senior Notes); (b) general working capital purposes, and (c) repayment of $3 million of the amounts outstanding under the Company's Existing Credit Facility and its Senior Notes; and

          2.9.2. No portion of the proceeds of the sale of the Preferred Stock hereunder have been or shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect, refunding of any indebtedness incurred for such purpose, or making any investment prohibited by foreign trade regulations. Without limiting the foregoing, the Company agrees that in no event shall any proceeds of the sale of the Purchaser Securities hereunder be used in any manner which might cause the Purchaser Securities or the application of such proceeds to violate any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect as of the Closing and as of such use of proceeds.

     2.10. Brokerage Fees, etc. Each party hereto represents and warrants to each other party that, except as contemplated by the Preferred Stock Documents, no broker's, finder's or placement fee or commission will be payable to any Person alleged to have been retained by such representing and warranting party with respect to any of the transactions contemplated by this Agreement or any of the other Preferred Stock Documents. Each party hereto hereby indemnifies each other party against and agrees that it will hold each other party harmless from any claim, demand or liability, including reasonable attorneys' fees, for any broker's, finder's or placement fee or commission alleged to have been incurred by such indemnifying party.

     2.11. Private Offering. The Company has not, directly or indirectly, offered any of the Purchaser Securities for sale to, or solicited offers to buy any such security from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchaser who was offered securities at private sale for investment. The Company agrees that neither of the Company nor anyone acting on the Company's behalf will offer the Purchaser Securities or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of any of the Purchaser Securities within the provisions of Section 5 of the Securities Act or the provisions of any securities or blue sky law of any applicable jurisdiction.

3.  TERMS OF THE PREFERRED STOCK

     The relative rights and preferences of the Preferred Stock shall be as set forth in the Certificate of Designations.

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Purchaser individually represents and warrants that:

     4.1. Legal Capacity; Due Authorization. The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and any other Preferred Stock Document to which it is a party and to perform its obligations thereunder, and that each such Preferred Stock Document has been duly executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with the terms thereunder.

     4.2. Restrictions on Transfer. The Purchaser has been advised that the Purchaser Securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from such registration requirements is available. Other than certain registration rights, as described in the Registration Rights Agreement and the Warrants, the Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the Purchaser Securities or to file for or comply with any exemption from registration. The Purchaser is purchasing the Purchaser Securities to be acquired by the Purchaser hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act; provided, however that except as provided in
Article 11 of this Agreement, the disposition of the Purchaser's property shall at all times be and remain in its control. The Purchaser acknowledges and agrees that the certificates representing the Purchaser Securities shall bear the restrictive securities legend set forth in Section 11.2 hereof.

     4.3. Accredited Investor, Etc. The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchaser Securities, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. The Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce the Purchaser to enter into this Agreement and to purchase the Purchaser Securities to be purchased by the Purchaser hereunder, the Company represents, warrants and agrees for the benefit of the Purchaser that as of the date hereof:

     5.1. Corporate Existence and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business in each additional jurisdiction where the failure to so qualify would cause a Material Adverse Change, and (iii) has all requisite power to own its properties and to carry on its business as now being conducted and as currently proposed by the Company to be conducted, and to execute, deliver and perform its obligations under this Agreement and the other Preferred Stock Documents.

     5.2. Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the other Preferred Stock Documents are within the powers of the Company and have been duly authorized by all necessary corporate action on the part of the Board of Directors and stockholders of the Company.

     5.3. Binding Effect. This Agreement and each other Preferred Stock Document to which it is a party, including each Purchaser Security, is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

     5.4. Litigation. Except as disclosed in the Registration Statement and as set forth on Schedule 5.4 hereto, there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or against any officer or director of the Company which are reasonably likely to cause, individually or in the aggregate, a Material Adverse Change, or which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated hereunder or under the Public Securities or to recover any damages or obtain any relief as a result of any of the transactions in any court or before any arbitrator of any kind or by any government agency.

     5.5.  No Legal Obstacle to Agreements.

          5.5.1. Neither the execution and delivery of this Agreement or any other Preferred Stock Document nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Preferred Stock Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Preferred Stock Document, has constituted or resulted in or will constitute or result in:

               (i) any breach or termination of the provisions of any material agreement, instrument, deed or lease to which the Company or any Subsidiary is a party or by which it is bound or of the Charter or By-laws of the Company or any Subsidiary;

               (ii) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any Subsidiary; (iii)

               (iii) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any Subsidiary; or

               (iv) any redemption, retirement or other repurchase obligation of the Company or any Subsidiary under any Charter, by-law, agreement, instrument, deed or lease.

          5.5.2. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or any other Preferred Stock Document or the transactions contemplated hereby or thereby, other than the filing of the Certificate of Designations of the Preferred Stock with the Delaware Secretary of State.

     5.6. No Default. Neither the Company nor any of its Subsidiaries is in default under its Charter or By-laws and no event has occurred and is continuing which constitutes a Default or an Event of Default hereunder.

     5.7. Contractual Obligations. Neither the Company nor any of its Subsidiaries is in default under any Contractual Obligations to which it is a party or by which its property is bound, in each case, where such default could (assuming the consummation of the transactions contemplated hereby and by the Registration Statement) reasonably be expected to cause a Material Adverse Change.

     5.8. Operations in Conformity with Law. The operations of the Company and its Subsidiaries as now conducted or currently proposed by the Company to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any applicable Legal Requirement, except for such violations and defaults that do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such material violation or default.

     5.9.  Capitalization.

          5.9.1. Capital Stock of the Company. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 100,000 shares of preferred stock, of which 10,000 shares have been designated as the Preferred Stock. 42,652,200 shares of Common Stock, and no shares of preferred stock are outstanding as of the date hereof. All of the Company's outstanding capital stock has been validly issued and fully paid and is nonassessable and subject to no Lien or restriction, except restrictions on transfer imposed by this Agreement and the other Preferred Stock Documents and applicable securities laws. Upon the consummation of the transactions contemplated hereby, the Purchaser Securities shall be subject to no restrictions on transfer except for those restrictions which are imposed by the terms of the Preferred Stock Documents or by applicable securities laws.

          5.9.2. Options, Etc. Except as set forth on Schedule 5.9.2 hereto, or as created by or pursuant to this Agreement, the Preferred Stock Documents, the Existing Subordinated Debt or the Public Securities, neither the Company nor any Subsidiary has outstanding (a) any rights (either preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock, or any securities convertible into or exchangeable for its capital stock, or (b) any obligation to repurchase or otherwise acquire or retire any shares of its capital stock, or any securities convertible into or exchangeable for its capital stock, or any rights, options or warrants with respect to its capital stock.

     5.10. Title to Properties; Liens. Except for the Liens created under the Senior Credit Documents or otherwise permitted hereunder, after giving effect to the repayment of the Indebtedness under the Existing Credit Agreement and the Senior Notes, all of the assets owned or leased by the Company and its Subsidiaries shall be free and clear of all Liens, the Company has good and marketable title to, or valid and subsisting interests in, all real property included in such assets and good and valid title to, or valid and subsisting interests in, all personal property included in such assets, and there shall be no presently effective financing statements, deeds of trust, mortgages and similar documents or instruments of record in any jurisdiction covering any material tangible or intangible assets of the Company.

     5.11.  Financial Information.

          5.11.1. The Consolidated balance sheets of the Company and its Subsidiaries as at October 31, 1996, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and the Consolidated balance sheets of the Company and its Subsidiaries as at July 31, 1997, and the related Consolidated statements of income and cash flows of the Company for the nine months then ended, copies of which have been furnished to Purchaser in the Registration Statement, fairly present, subject, in the case of said balance sheets as at July 31, 1997 and said statements of income and cash flows for the nine-month period then ended, to year-end audit adjustments and the absence of financial statement footnotes, the financial condition of the Company as at such dates and the results of the operations of the Company for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis. Other than transactions contemplated by this Agreement and the other Preferred Stock Documents or as disclosed in the Registration Statement, the Company's other filings with the Securities and Exchange Commission or otherwise disclosed to the Purchaser in writing, since October 31, 1996 there has been no Material Adverse Change and neither the Company nor any Subsidiary has entered into any material transaction outside the ordinary course of business.

          5.11.2.  [Intentionally Omitted]

          5.11.3. The Registration Statement has been prepared by the Company in conformity with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and has been filed with the Securities and Exchange Commission under the Act. The Company has complied with the conditions for the use of

Form S-3. Copies of the Registration Statement, including any amendments thereto, the Prospectus contained therein, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered by the Company to the Purchaser.

          5.11.4. The Securities and Exchange Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Public Securities nor instituted proceedings for that purpose. When the Registration Statement becomes effective and at all times subsequent thereto up to and at the date on which Public Securities are to be purchased, (i) the Registration Statement and Prospectus, and any amendments or supplements thereto, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading.

     5.12. Use of Proceeds; Margin Stock. The proceeds of the Preferred Stock will be used solely for the purposes specified herein. None of such proceeds will be used to, or to reduce or retire any Indebtedness which was originally incurred to, purchase or carry any Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or X. The Company has not taken or will take any action which might cause any of the Preferred Stock Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

     5.13. No Financing of Registered Securities. No proceeds of the Preferred Stock will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

     5.14. Licenses, Trademarks, etc.. The Company and each Subsidiary owns or holds valid licenses in all material trademarks, copyrights, patents, patent rights and licenses necessary to conduct their respective businesses as operated on the date thereof and as proposed to be conducted. Neither the Company nor any Subsidiary has been charged or, to its knowledge, threatened to be charged with any infringement of, nor, to its knowledge, have they infringed on, any unexpired trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any other Person which could reasonably be expected to cause a Material Adverse Change.

     5.15. Permits and Licenses. All permits, licenses and other governmental authorizations ("Permits") needed by the Company and each Subsidiary to carry on its businesses have been obtained and are in full force and effect, except for such Permits the failure of which to have could not reasonably be expected to cause a Material Adverse Change. Neither the Company nor any Subsidiary is in material breach of any such Permits except for breaches which, individually or in the aggregate, would not cause a Material Adverse Change.

     5.16. ERISA. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan, is in material compliance with the applicable provisions of ERISA and the Code. Each ERISA Affiliate has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under Section 4042 of ERISA. To the knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

     5.17. Investment Company Act. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.18. Public Utility Holding Company Act. The Company is not a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.  Environmental and Safety Matters.

          5.19.1. The operations and properties of the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing obligations or costs, and no circumstances exist that could (i) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their respective properties that could cause a Material Adverse Change or
(ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          5.19.2. To the Company's knowledge, (i) none of the material properties currently or formerly owned or operated by the Company is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any material property current owned or operated by the Company or, to its knowledge, or any material property formerly owned or operated by the Company; (iii) there is no asbestos or asbestos-containing material on any material property currently owned or operated by the Company; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Company or any of its Subsidiaries.

          5.19.3. Neither the Company nor any Subsidiary of the Company is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Company or its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to the Company or its Subsidiaries.

     5.20. Solvency. The Company is, individually and together with its Subsidiaries, Solvent.

     5.21.  Taxes.

          5.21.1. The Company and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid or made provision for all taxes shown thereon to be due, together with applicable interest and penalties.

          5.21.2. There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Company or any Subsidiary proposed by any state, local or foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any). No issues have been raised by such taxing authorities that, in the aggregate, could cause a Material Adverse Change.

     5.22. Indebtedness. Set forth on Schedule 5.22 hereto is a complete and accurate list of all Existing Indebtedness, showing as of the date hereof (without giving effect to the application of proceeds hereunder) the principal amount outstanding or liability or Obligations thereunder.

     5.23. Disclosure. Neither this Agreement, nor the Registration Statement nor any other Preferred Stock Document to be furnished by or on behalf of the Company contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any of its Subsidiaries which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

6.  CLOSING CONDITIONS

     The obligation of the Purchaser to purchase and pay for the Purchaser Securities provided for hereunder is subject to the satisfaction or written waiver of the following conditions, each as of the Closing Date:

     6.1. Representations and Warranties; No Default. All representations and warranties of the Company contained in this Agreement shall be true and correct in all respects, including, without limitation, that there shall be no Default or Event of Default hereunder, as though such representations and warranties were made on and as of the Closing Date, except where such representations and warranties speak as to a specific date.

     6.2. Delivery of Documents. The Purchaser shall have received the following items, each of which shall be dated the Closing Date unless otherwise noted:

               (i) Executed copies of this Agreement, Certificate(s) representing 10,000 shares of Preferred Stock and the Warrants issued in the name of the Purchaser pursuant to Sections 2.2 and 2.3 hereof.

               (ii) An executed copy of a Registration Rights Agreement dated as of the Closing Date between the Company and the Purchaser, in substantially the form of Exhibit B hereto (the "Registration Rights Agreement").

               (iii) Resolutions of the Company's board of directors approving the transactions contemplated hereunder, approving and authorizing the execution, delivery and performance of the this Agreement and each other Preferred Stock Document to which it is a party, approving and authorizing the issuance and sale of the Purchaser Securities, adopting the Certificate of Designations of the Series A Preferred Stock substantially in the form of Exhibit A hereto in each case, certified as of the Closing Date by the secretary or an assistant secretary of the Company as being in full force and effect without modification or amendment.

               (iv) A copy of a certificate of the secretary of the state of the State of Delaware, dated a recent date prior to the Closing Date, listing the Charter of the Company and any amendment thereto on file in his office (including the Certificate of Designations referred to in Section 6.2(iii) hereof) and certifying that (A) such Charter is a true and correct copy thereof, (B) such amendments are the only amendments to such Charter on file in his office, (C) the Company has paid all franchise taxes to the date of such certificate and (D) the Company is duly incorporated and in good standing under the laws of such state.

               (v) A copy of a certificate of the Secretary of State of Illinois, dated a recent date prior to the Closing Date, stating that the Company is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

               (vi) A certificate of the Company, signed on its behalf by an officer duly authorized, dated the Closing Date (the statements made in which certificate shall be true on and as of such date) certifying as to the completeness and accuracy of the representations and warranties contained in this Agreement as of the Closing Date, including the absence of any event occurring and continuing, or resulting from the transactions contemplated hereunder, that constitutes a Default or Event of Default hereunder and the absence of any Material Adverse Change.

               (vii) A certificate of the secretary of the Company certifying as to (A) the names and true signatures of the officers of the Company executing the Preferred Stock Documents, (B) the absence of any amendment to the Charter of the Company since the date of the Secretary of State's certificate referred to in subsection (iv) above,
          (C) a true and correct copy of the By-laws of the Company as in effect on the Closing Date, and (D) the due incorporation and good standing of the Company as a corporation organized under the laws of the jurisdiction of its incorporation.

               (viii) A favorable opinion of Sachnoff & Weaver, Ltd., counsel for the Company, addressed to the Purchaser and in form and substance satisfactory to them; and

               (ix) Such other documentation as the Purchaser shall require in its sole discretion.

     6.3. No Material Misstatements. There shall be no material misstatements or material omissions from the materials which have been provided to the Purchaser for their review.

     6.4. Consents. The Company shall have received the consent or approval of any and all governmental authorities, stockholders or other third parties, the consent or approval of which is necessary to consummate the transactions contemplated hereby, and the Company shall have provided copies of all such consents or approvals to the Purchaser.

     6.5. Board of Directors. Purchaser shall have the right to elect a director to the Board of Directors of the Company or, at the Purchaser's election, the right to elect a representative with observation rights to the Board of Directors of the Company.

     6.6. Preferred Stock. The Board of Directors shall have adopted the Certificate of Designations of Series A Preferred Stock substantially in the form of Exhibit B hereto, and the Company shall have filed such Certificate of Designations with the Secretary of State of the State of Delaware.

     6.7. No Material Adverse Change. There shall not have occurred (and the Purchaser shall not have become aware of any facts or conditions not previously represented to it) which the Purchaser in its sole discretion and judgment shall determine has or reasonably could be expected to cause, a Material Adverse Change, and there shall not have occurred in the sole judgment and discretion of the Purchaser any material adverse change in the Company's ability to operate in accordance with the financial projections previously furnished to the Purchaser.

     6.8.  Litigation.  Except as described in the Registration Statement or in
Schedule 5.4, there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries or any of its properties pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to cause a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Purchaser Security, any other Preferred Stock Document or the consummation of the transactions contemplated hereby and thereby. No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Purchaser from acquiring the Purchaser Securities.

     6.9. Certain Fees. On the Closing Date, all expenses of the Purchaser (including, without limitation, reasonable legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement and the other Preferred Stock Documents shall have been paid by the Company to the extent due.

     6.10.  [Intentionally Omitted].

     6.11. No Violation of Regulations G, T, U or X. The issuance of the Preferred Stock shall not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve Board.

     6.12. Additional Preferred Stock; Warrants. In the event the Company sells and the Purchaser purchases additional Preferred Stock and Warrants pursuant to Section 2.8 hereof, as a condition to the Purchaser's obligation to chose such a transaction that the Purchaser receive the following items: (i) certificates representing the additional shares of Preferred Stock and Warrants issued in the name of the Purchaser; (ii) a Certificate of the Company, signed on its behalf by an officer duly authorized, dated the date of issuance of such Purchaser Securities (the statements made in which certificate shall be true on and as of such date) certifying as to the completeness and accuracy of the representations and warranties contained in this Agreement as of such date, including the absence of any event occurring and continuing, or resulting from the transactions contemplated hereunder, that constitutes a Default or Event of Default hereunder and the absence of any Material Adverse Change; (iii) a favorable opinion of Sachnoff & Weaver, Ltd., counsel for the Company, addressed to the Purchaser and in form and substance satisfactory to it; and (iv) such other documentation as the Purchaser shall require in its sole discretion.

7.  COVENANTS APPLICABLE WHILE PREFERRED STOCK IS OUTSTANDING

     The Company covenants and agrees that, so long as at least 2,500 shares of Preferred Stock remains outstanding, it will comply and will cause any of its Subsidiaries to comply with the covenants set forth in this Article 7:

     7.1. Payment of Dividends. The Company will duly and punctually pay the dividends and redemption amount, if any, on the Preferred Stock in accordance with the terms thereof and of this Agreement, in each case when due under the terms of this Agreement and the other Preferred Stock Documents.

     7.2.  Taxes and Other Charges; Accounts Payable.

          7.2.1. Taxes and Other Charges. Each of the Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and/or its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall be contested in good faith by appropriate and timely proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          7.2.2. Accounts Payable. Each of the Company and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms or other terms agreed to by the holders of such obligation, all accounts payable incident to the operations of such Person not referred to in Section 7.2.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

     7.3.  Conduct of Business, etc.

          7.3.1. Types of Business. The Company and its Subsidiaries shall engage only in the business of computer software development, marketing, sales and service and other activities reasonably incident thereto.

          7.3.2.  Maintenance of Properties.  Each of the Company and its
Subsidiaries:

               (i) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its business in all material respects and shall comply at all times in all material respects with all franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not had, and does not create a reasonable risk of having, a material adverse effect on the business, condition or operations of the Company and its Subsidiaries, calculated on a Consolidated basis; and

               (ii) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 7.3.2 shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 7.10.

          7.3.3. Statutory Compliance. Each of the Company and its Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where
(a) compliance therewith shall be contested in good faith by appropriate and timely proceedings and (b) failure so to comply with the provisions being contested has not had, and does not create a reasonable risk of having, a material adverse effect on the business, condition or operations of the Company and its Subsidiaries, calculated on a Consolidated basis.

          7.3.4. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with each of its material Contractual Obligations, including the Existing Credit Facility, the Senior Notes, the Senior Credit Documents and the Public Securities (to the extent not in violation of the other provisions of this Agreement or any of the other Preferred Stock Documents). Without the prior written consent of the Required Preferred Holders, no material Contractual Obligation, including the Senior Credit Documents and the Public Securities, shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the rights of the Preferred Holders under the Preferred Stock Documents, as holders of securities that are junior in right of payment to the Public Securities.

     7.4. Certain Financial Tests. At any time after the Existing Credit Facility and Senior Notes are no longer in full force and effect:

          7.4.1. Fixed Charge Coverage Ratio. The Company will not permit the Company's Fixed Charge Coverage Ratio at the end of each fiscal quarter for the four most recent consecutive fiscal quarters of the Company ending on or prior to the date of determination to be less than:

          Date of Determination              Ratio
          ---------------------              -----
          October 31, 1998                   2.9 : 1.00
          January 31, 1999                   2.9 : 1.00
          April 30, 1999                     2.9 : 1.00
          July 31, 1999                      2.9 : 1.00
          October 31, 1999                   2.9 : 1.00
          January 31, 2000                   2.9 : 1.00
          April 30, 2000                     2.1 : 1.00
          July 31, 2000                      2.1 : 1.00
          October 31, 2000                   2.2 : 1.00
          January 31, 2001                   2.2 : 1.00
          April 30, 2001                     3.1 : 1.00

          July 31, 2001                     3.1 : 1.00
          October 31, 2001                  3.1 : 1.00
          January 31, 2002                  3.1 : 1.00
          April 30, 2002                    3.1 : 1.00
          July 31, 2002                     3.1 : 1.00
          October 31, 2002                  0.8 : 1.00
          January 31, 2003                  0.8 : 1.00
          April 30, 2003                    0.8 : 1.00
          July 31, 2003                     0.8 : 1.00
          October 31, 2003                  3.9 : 1.00

               "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA to (ii) the sum of (A) Consolidated Interest Expense (including without limitation interest expense under all Senior Indebtedness), (B) taxes actually paid by the Company in cash and (C) the aggregate of regularly scheduled principal payments of all long-term indebtedness made or scheduled to have been made by the Company and its subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP.

               "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) depreciation and amortization (including, without limitation, acquisition costs), and (iv) federal, state and local taxes, in each case of the Company and its subsidiaries for such period determined on a Consolidated basis, computed and calculated in accordance with GAAP.

          7.4.2. Debt to Capital Ratio. The Company will not permit the Company's Total Debt at any time to exceed (i) 75% of its Total Capitalization from the date hereof to and including October 31, 1998, (ii) 65% from November 1, 1998 to and including April 30, 1999 and (iii) 60% from and after May 1, 1999. "Total Debt" shall mean the sum of short-term borrowings, current portion of long-term debt and long-term debt of the Company and its subsidiaries; "Total Capitalization" shall mean the sum of short-term borrowings, current portion of long-term debt, long-term debt, preferred stock, common stock, additional paid-in capital and retained earnings of the Company and its subsidiaries; both Total Debt and Total Capitalization shall be determined in accordance with GAAP.

     7.5. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume, permit to exist or otherwise become or remain liable with respect to any Indebtedness ranking senior to or pari passu with the Series A Preferred (or become contractually committed to do so), except the following:

          7.5.1. Indebtedness in respect of (i) the Series A Preferred, (ii) the Public Securities, (iii) the Existing Credit Facility, (iv) the Senior Notes and (v) other Senior Indebtedness (including revolving loans under the Senior Credit Documents); provided, however, that the aggregate amount of the Indebtedness under clause (v) shall not exceed the sum of (A) $40,000,000 less
(B) the amount of the underwriters' over-allotment option, if exercised, with respect to the Public Securities; provided further, that notwithstanding the foregoing, the aggregate amount of such permitted Senior Indebtedness shall not be less than $30,000,000.

          7.5.2. Liabilities incurred in the ordinary course of business, consisting of current liabilities, deferred revenues, accrued commissions and accrued compensation.

          7.5.3. Indebtedness with respect to intercompany loans and advances from any Subsidiary to the Company permitted by Section 7.8.3.

          7.5.4. To the extent that payment thereof shall not at the time be required by Section 7.2.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

          7.5.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 7.7.4 and 7.7.6.

          7.5.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

          7.5.7. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

          7.5.8. To the extent permitted by Section 7.7.6, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of Indebtedness permitted by this Section 7.5.8 shall not exceed $5,000,000 outstanding at any time;

          7.5.9. Unfunded pension liabilities and obligations with respect to Plans so long as the Company and all other ERISA Affiliates are in compliance with Section 7.14.

          7.5.10. Guarantees permitted by Section 7.6.

          7.5.11. Other Indebtedness outstanding on the date hereof and described in Schedule 5.22 (other than as described in Section 7.5.1 hereof) and all renewals and extensions thereof not in excess of the amount thereof outstanding immediately prior to such renewal or extension.

     7.6. Guarantees; Letters of Credit. Except as required under the Senior Credit Documents, neither the Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed do to so).

     7.7. Liens. Except as required under the Existing Credit Facility, the Senior Notes or the Senior Credit Documents, neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

          7.7.1. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by
Section 7.2.1.

          7.7.2. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 7.17, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 7.2.1.

          7.7.3. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 7.5.6.

          7.7.4. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

          7.7.5. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

          7.7.6. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all

Indebtedness secured by Liens permitted by this Section 7.7.6 shall not exceed the amount permitted by Section 7.5.8.

          7.7.7. Restrictions under federal and state securities laws on the transfer of securities.

     7.8. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

          7.8.1.  Investments outstanding on the Closing Date as set forth on
Schedule 7.8.1 hereto, provided that in the case of any such Investment consisting of a partnership, joint venture or similar agreement, the terms of such Investment shall not be amended, modified or waived without the written consent of the Required Preferred Holders.

          7.8.2. Investments of the Company in Wholly-Owned Subsidiaries; provided, however, that (i) no such Investment shall involve the transfer by the Company of any material assets other than cash or Common Stock and (ii) Investments by the Company made pursuant to this Section shall not exceed $70,000,000 at any one time outstanding.

          7.8.3. Intercompany loans and advances from any Subsidiary to the Company in the ordinary course of business.

          7.8.4.  Investments in Cash Equivalents.

          7.8.5. Capital contributions by the Company in any Subsidiary consisting of the reclassification of royalty amounts owed by such Subsidiary to the Company to the extent necessary to maintain such Subsidiary in compliance with all minimum capitalization requirements under the laws of the jurisdiction where such Subsidiary is incorporated or is qualified to do business; provided, however, that the Company's direct or indirect capital contributions in its subsidiary's organized in Italy may take a modified form without violating this
Section 7.8.

          7.8.6. So long as immediately before and after giving effect thereto no Default exists, the Company and its Subsidiaries may make Investments consisting of acquisitions of businesses of the type described in Section 7.3.1 in an aggregate amount not exceeding $5,000,000 payable in cash in any fiscal year and such acquisitions shall only be of businesses and assets related to the Company's current lines of business, and shall be approved by the board of directors, shareholders, members or partners as applicable, of the Person whose stock or assets are being acquired prior to the consummation of such acquisition.

     7.9. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

          7.9.1. So long as immediately before and after giving effect thereto no Default exists, Subsidiaries of the Company may make Distributions to the Company or any Subsidiary of the Company and the Company and its Subsidiaries may make Investments permitted by Sections 7.8.2 and 7.8.3.

          7.9.2. So long as immediately before and after giving effect thereto no Default exists, repayment or repurchase pursuant to their terms of the Public Securities, the Warrants or the Existing Subordinated Debt.

          7.9.3. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions up to $500,000 per year to repurchase Company stock and options to acquire such stock owned by employees whose employment with the Company and its Subsidiaries has then terminated.

     7.10. Asset Dispositions and Mergers. Neither the Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, exchange, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

           7.10.1. The Company and any of its Subsidiaries may sell, license or otherwise dispose of (a) inventory, intellectual property (including licenses of the BPCS (Business Planning and Control System) Client/Server product line) and Cash Equivalents in the ordinary course of business, (b) tangible assets (i) that will be replaced in the ordinary course of business within 12 months by other tangible assets of equal or greater value or (ii) that are no longer used or useful in the business of the Company or such Subsidiary; provided, however that the aggregate fair market value (or book value, if greater) of all assets sold under this clause (b) in any fiscal year shall not exceed $2,000,000 and
(c) accounts receivable for collection purposes in the ordinary course of business or pursuant to accounts receivable financing programs customary in the software industry.

          7.10.2. Any Wholly Owned Subsidiary of the Company may merge or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

          7.10.3. The Company and its Subsidiaries may sell for fair value assets during any fiscal year constituting not more than 10% of the aggregate fair value of all of the Company's assets on a Consolidated basis.

     7.11. Voluntary Prepayments of Other Indebtedness. Neither the Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Indebtedness (other than, subject to Section 2.8.1, as permitted or required pursuant to the Existing Credit Facility, the Senior Notes, the Senior Credit Documents and the Public Securities) or make any voluntary redemptions or repurchases of Indebtedness (other than, subject to Section 2.8.1, pursuant to the Existing Credit Facility, the Senior Notes, the Senior Credit Documents and the Public Securities).

     7.12. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

     7.13. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

               (i) This Agreement, the Existing Credit Facility, the Senior Notes, and the Senior Credit Documents.

               (ii) Covenants in documents creating Liens permitted by Section
          7.7 prohibiting further Liens on the assets encumbered thereby.

     7.14. ERISA. Each of the Company and its Subsidiaries shall comply, and shall cause all ERISA Affiliates to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its ERISA Affiliates shall meet all minimum funding requirements applicable to them with respect to any Plan pursuant to Section 302 of ERISA or Section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $1,000,000. The Company and its ERISA Affiliates shall not withdraw in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits (other than COBRA continuation coverage benefits), whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $1,000,000.

     7.15. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

     7.16. Notice of Default. The Company will promptly provide to the Purchasers any notice of default received by it under the Existing Credit Facility, the Senior Notes, the any Senior Credit Documents or the Public Securities.

     7.17. Insurance. The Company will, and will cause each of its Subsidiaries to, at all times from and after the Closing Date, maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice in such entity's business.

     7.18. Performance of Preferred Stock Documents. The Company will use its best efforts to bring about the fulfillment of each of the conditions contained in Article 6 and will comply with all of the covenants and agreements contained in this Agreement and the other Preferred Stock Documents to which it is party.

8.  COVENANTS APPLICABLE SO LONG AS PURCHASER SECURITIES REMAIN OUTSTANDING.

     The Company covenants and agrees that, so long as at least twenty-five percent (25%) of any class of Purchaser Securities originally issued hereunder remain outstanding (provided that any shares or Warrants which have been exercised, sold or otherwise distributed in a public offering or pursuant to Rule 144 under the Securities Act or other comparable rule shall not be deemed to be "outstanding" for purposes of this Article 8):

     8.1. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of the Company and its Subsidiaries shall end on October 31 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on January 31, April 30, July 31 and October 31 in each year.

          8.1.1.  Annual Reports.  The Company shall furnish to the Purchaser as soon as available, and in any event within 90 days after the end of each fiscal year, the Consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statements of income and consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and together, in the case of Consolidated financial statements, with comparative figures for the immediately preceding fiscal year, all accompanied by:

               (i) Reports of KPMG Peat Marwick (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Purchaser), containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

               (ii) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Section 7.1 and Sections 7.4 through
          7.20 or, if such is not the case, specifying such Default and the nature thereof. Such statement shall be furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

               (iii) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

               (iv) Computations by the Company comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Purchaser.

               (v) Computations by the Company demonstrating, as of the end of such fiscal year, compliance with Sections 7.4, 7.5.1, 7.5.8, 7.8.6, 7.9.3, 7.10.1, 7.10.3 and 7.14 certified by a Financial Officer.

               (vi) Calculations, as at the end of such fiscal year, of (i) the Accumulated Benefit Obligations for each Plan (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

               (vii) A certificate of the Company signed by a Financial Officer indicating any material information about the Company not previously furnished to the Purchaser in writing, as well as any changes in the Company's Charter, By-laws or incumbency of officers of the Company from those previously certified to the Purchaser.

               (viii) In the event of a change in GAAP after October 31, 1996, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Article 7 and related definitions.

               (ix) In reasonable detail, management's discussion and analysis of the results of operations and the financial condition of the Company and its Subsidiaries as at the end of and for the year covered by such financial statements. The management's discussion and analysis of results set forth in the Company's annual report on Form 10-K shall satisfy the obligations of this Section 8.1.1(ix).

          8.1.2. Quarterly Reports. The Company shall furnish to the Purchaser as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together with comparative figures for the same period in the preceding fiscal year, all accompanied by:

               (i) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

               (ii) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

               (iii) Computations by the Company comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Purchaser.

               (iv) Computations by the Company demonstrating, as of the end of such quarter, compliance with Sections 7.4, 7.5.1, 7.5.8, 7.8.6, 7.9.3, 7.10.1, 7.10.3 and 7.14, certified by a Financial Officer.

               (v) A certificate of the Company signed by a Financial Officer indicating any material information about the Company not previously furnished to the Purchaser in writing, as well as any changes in the Company's Certificate of Incorporation, By-laws or incumbency of officers of the Company from those previously certified to the Purchaser.

               (vi) In reasonable detail, management's discussion and analysis of the results of operations and financial condition of the Company and its Subsidiaries as at the end of and for the fiscal period covered by the financial statements referred to above. The management's discussion and analysis of results set forth in the Company's quarterly report on Form 10-Q shall satisfy the obligations of this Section 8.1.2(vi).

          8.1.3. Monthly Reports. The Company shall furnish to the Purchaser as soon as available and, in any event, within 30 days after the end of each month, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the Consolidated statement of income of the Company and its Subsidiaries for such month (all in reasonable detail), all accompanied by a certificate of the Company signed by a Financial Officer to the effect that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

          8.1.4.  Other Reports.  The Company shall promptly furnish to the
Purchaser:

               (i) As soon as prepared and in any event within 15 days of the beginning of each fiscal year, an annual budget, operating projections and forecasts for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial projections described in Section 5.11.2 were prepared.

               (ii) Any updates of such budget, projections and forecasts.

               (iii) As soon as prepared and in any event on a monthly basis, a copy of the Company's Sales Pipeline Report.

               (iv) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

               (v) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

               (vi) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

               (vii) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Subsidiaries.

          8.1.5. Notice of Litigation, etc.. The Company shall promptly furnish to the Purchaser notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $2,000,000 or (b) which has, or creates a material risk of having, a material adverse effect on the business, condition or operations of the Company and its Subsidiaries, calculated on a Consolidated basis. Promptly upon acquiring knowledge thereof, the Company shall notify the Purchaser of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

          8.1.6. ERISA Reports. The Company shall furnish to the Purchaser as soon as available the following items with respect to any Plan:

               (i) any request for a waiver of the funding standards or an extension of the amortization period,

               (ii) any reportable event (as defined in Section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

               (iii) any notice received by any ERISA Affiliate that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

               (iv) notice of the possibility of the termination of any Plan by its administrator pursuant to Section 4041 of ERISA, when such termination would result in a Material Adverse Change, and

               (v) notice of the intention of any ERISA Affiliate to withdraw, in whole or in part, from any Multiemployer Plan when such withdrawal would result in a Material Adverse Change.

          8.1.7. Other Information; Audit. From time to time at reasonable intervals upon request of the authorized officer of the original Purchaser, each of the Company and its Subsidiaries shall furnish to such Purchaser such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party.

     8.2. Books, records and inspections. From time to time at reasonable intervals, each of the Company and its Subsidiaries shall permit any authorized agent of the original Purchaser to visit and inspect the properties and the properties of its Subsidiaries, to examine its books of account and records, to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers and its independent public accountants (whose reasonable fees and expenses shall be paid by the requesting Purchaser), all upon reasonable prior notice to the Company and at such reasonable times (during normal business hours) and intervals as such Purchaser reasonably request.

9.   EVENTS OF DEFAULT

     If one or more of the following events (herein referred to as "Events of Default") shall occur and be continuing:

     9.1. Payment Default. The Company shall fail to pay (i) any redemption price of the Preferred Stock when the same becomes due and payable (including any premium thereon) or (ii) any dividend on the Preferred Stock, for a period of five Business Days after the same shall become due and payable or (iii) any other amount due hereunder within 30 days after demand therefor; or

     9.2. Default under other Indebtedness. Any default or event of default shall have occurred (after expiration of all applicable notice and cure periods) under any Indebtedness of the Company or any Subsidiary in excess of $5,000,000 in the aggregate resulting in the acceleration of such Indebtedness, whether by having become due and payable by its terms or having been declared due and payable prior to its stated maturity; or

     9.3. Certain Covenants. The Company shall fail to perform or comply with any covenant contained in Sections 7.2.1, 7.3.1, 7.5, 7.8 through 7.12, 7.15 or
7.16 of this Agreement and such default shall continue for more than five Business Days after the first to occur of (i) the president, chief executive officer or chief financial officer of the Company shall obtain actual knowledge of such default or (ii) the Company's receipt of written notice of such default from the Required Preferred Holders; or

     9.4. Other Covenants. The Company shall default in the performance or observance of any other covenant (other than that contained in Section 7.19) contained in Article 7 of this Agreement or (provided that in the case of any breach of the covenant contained in Section 7.2.2, the total accounts payable giving rise to the breach exceed $7,500,000 in the aggregate) any other covenant, agreement or condition of this Agreement (other than those described or referred to in any other paragraph of this Article 9) and such default shall continue for more than 30 days after the first to occur of (i) the president or chief executive officer of the Company shall obtain actual knowledge of such default or (ii) the Company's receipt of written notice of such default from the Required Preferred Holders; provided, however, that if the Company notifies the Preferred Holders that such default is susceptible of being cured but not within the time period of 30 days, and that the Company is undertaking diligent efforts to cure such default, then the cure period will be extended to not more than 90 days, provided further, that the ongoing existence of such default has not caused, and during such extended cure period such default does not cause, a Material Adverse Change; or

     9.5. Breach of Representations or Warranties. Any representation or warranty made by the Company in this Agreement, in the other Preferred Stock Documents or any material representation of warranty made in any statement or certificate at any time given by it in writing pursuant hereto or in connection herewith or therewith shall (taken as a whole) be false in any material respect on the date it is made; or

     9.6. Involuntary Bankruptcy, Appointment of Receiver, etc.. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of any of their respective properties, shall have been entered, or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of their respective properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any such Subsidiary, and the continuance of any such events in this clause (b) for 90 days unless dismissed, bonded, stayed, vacated or discharged; or

     9.7. Voluntary Bankruptcy, Appointment of Receiver, etc.. The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any such Subsidiary of any assignment for the benefit of creditors; or the board of directors of the Company or any such Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

     9.8. Judgments and Attachments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving a liability (to the extent not paid or fully covered by insurance) in excess of $3,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

     9.9. ERISA. Any "reportable event" (as defined in 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Affiliate shall fail to pay when due amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Affiliate or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Affiliate to enforce 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

     9.10. Change of Control. A Change of Control Event shall have occurred and the Preferred Stock Obligations shall not have been paid in full on or before the occurrence of such Change of Control Event.

     THEN, (i) upon the occurrence of any Event of Default described in the foregoing Sections 9.6 or 9.7 with respect to the Company, the Holder Redemption Price plus accrued but unpaid dividends shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence of any other Event of Default, the Required Preferred Holders may declare the entire Holder Redemption Price to be due and payable, whereupon the Holder Redemption Price, shall automatically become due and payable, such without any other notice of any kind, and without presentment, demand, protest, or other requirements of any kind all of which are hereby waived by the Company.

10A.  SUBORDINATION TO EXISTING SENIOR INDEBTEDNESS

     10A.1. The Company, for itself its successors and assigns, covenants and agrees, and the Purchaser by its acceptance hereof likewise covenants and agrees, that the Preferred Stock shall be subordinated, to the extent set forth below, to the prior payment in full of all Existing Senior Indebtedness (as hereinafter defined).

     10A.2. During the period referred to in Section 10A.8, the Company shall not make or agree to make, and the Purchaser will not, demand, sue for, take, or retain, any direct or indirect payment (in cash, property, securities, by set-off or otherwise) on account of the Redemption Price or dividends on the Preferred Stock, provided, however, that the Company may pay and the Purchaser may demand, sue for, take and retain any payments of dividends and the Redemption Price, including, without limitation, under the terms and conditions of the Preferred Stock made or due prior to the date on which the Purchaser shall have received written notice (by registered mail, overnight courier or confirmed facsimile) of any Subordination Event (as hereinafter defined). Nothing in this Article 10A shall be deemed to prevent the accrual of dividends on outstanding shares of Preferred Stock, contemplated by the provisions of this Agreement. Nothing in this Article 10A shall be deemed to prevent the Purchaser from demanding, suing for, taking or retaining any payments on account of the Preferred Stock after the earlier of (i) the date on which the Existing Senior Indebtedness has been paid in full and (ii) either (y) 180 days after the occurrence of an Event of Default (other than an Event of Default under Section
9.4 or an Event of Default under Section 9.2) shall have occurred, or (z) 270 days after an Event of Default under Section 9.4 shall have occurred, provided that in all cases in which more than one Event of Default is outstanding at one time, the applicable period for purposes of this clause (ii) shall be the shortest period possible. Notwithstanding the preceding sentence, if at the time of receipt by the Purchaser of any payment on account of the Preferred Stock (w) any Existing Senior Indebtedness shall have reached final maturity (whether by acceleration or otherwise), (x) the holders of such Existing Senior Indebtedness referred to in clause (w) above shall have previously commenced proceedings to enforce payment of such Existing Senior Indebtedness, (y) such proceedings shall be continuing and (z) prior to the Purchaser's receipt of such payment, the holders of such Existing Senior Indebtedness shall have notified the Purchaser of the commencement of such proceedings, then no such payment shall be made on account of the Preferred Stock until the Existing Senior Indebtedness described in clause (w) is paid in full and if any such payment is received by the Purchaser it shall be paid over to the holder of the Existing Senior

Indebtedness referred to in clause (w) above in an amount equal to the lesser of
(A) the outstanding amount of such Existing Senior Indebtedness and (B) the amount of such payment.

     10A.3. In the event of the occurrence of an event of default under any agreement that includes the Company's obligation to pay Existing Senior Indebtedness of the Company, the failure to repay any Existing Senior Indebtedness upon the final maturity thereof or otherwise upon any payment or distribution, whether of cash, securities, or other property, to creditors of the Company in a total or partial liquidation, reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshaling of assets, or similar proceeding relating to the Company or its property (the existence of such acceleration, failure to pay upon final maturity or proceeding being herein referred to as a "Subordination Event"), then except as set forth in the proviso set forth in the first sentence of
Section 10A.2, all Existing Senior Indebtedness (including any interest thereon accruing after the occurrence of any such event) shall first be paid in full before any payment or distribution, whether in cash, securities or other property other than Subordinated Securities (as hereinafter defined), shall be made to the Purchaser on account of the Preferred Stock. Any payment or distribution, whether in cash, securities, or other property (other than the Subordinated Securities), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Preferred Stock shall be paid or delivered directly to the holder of the Existing Senior Indebtedness until all Existing Senior Indebtedness (including any interest thereon accruing after the occurrence of any such event) shall have been paid in full. "Subordinated Securities" shall mean any securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Preferred Stock, to the payment of all Existing Senior Indebtedness at the time outstanding or to any securities issued in respect thereof under any such plan of reorganization or readjustment.

     10A.4. In the case of a happening of any Event of Default other than any of the Event of Default specified in Section 9.6 or 9.7, the Purchaser will not declare any redemption on the Preferred Stock until the earliest of (x) the final maturity of any Existing Senior Indebtedness, (y) the acceleration of the maturity of any Existing Senior Indebtedness and (z) either (A) 180 days after the occurrence of an Event of Default (other than an Event of Default under Section 9.4 or an Event of Default under Section 9.2) shall have occurred or (B) 270 days after an Event of Default under Section 9.4 shall have occurred, provided that in all cases in which more than one Event of Default is outstanding at one time, the applicable period for purposes of this clause (z) shall be the shortest period possible.

     10A.5. The provisions of this Article 10A constitute a continuing subordination agreement, and any holder of Existing Senior Indebtedness may continue, without notice to the Purchaser, to extend credit and make loans and advances to or for the account of the Company in reliance hereon; provided that such loans and advances are not prohibited by the provisions of Section 7.5. Any holder of Existing Senior Indebtedness may, at any time and from time to time, without consent or notice to the Purchaser, without incurring responsibility to the Purchaser, and without impairing or releasing any rights of the holder of Existing Senior

Indebtedness or any obligations of the Purchaser hereunder: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter any of the Existing Senior Indebtedness, or otherwise amend in any manner any of the Existing Senior Indebtedness or any instrument evidencing the same or any agreement under which any of the Existing Senior Indebtedness is outstanding; (ii) require such additional collateral from the Company or others to secure any of the Existing Senior Indebtedness as it may deem necessary or desirable, (iii) sell, exchange, release or otherwise deal with any collateral for the Existing Senior Indebtedness; (iv) release any person (other than the Company) liable in any manner for the payment or collection of any of the Existing Senior Indebtedness; and (v) exercise or refrain from exercising any right against the Company and any other person.

     10A.6.   The holders of Existing Senior Indebtedness shall not be
prejudiced in the right to enforce subordination of the Preferred Stock by any act or failure to act on the part of the Company or of the holder of Existing Senior Indebtedness.

     10A.7.   Except as otherwise expressly agreed to or undertaken by the
Purchaser herein, nothing contained herein shall be deemed to impose upon the Purchaser any liability or obligation of the Company to the holder of Existing Senior Indebtedness or shall be construed as implying any guarantee, warranty, undertaking or representation on the part of the Purchaser as to the discharge by the Company of any liability or obligation of the Company to the holder of Existing Senior Indebtedness.

     10A.8.   As long as any Existing Senior Indebtedness is outstanding, the
Purchaser shall not commence, or join with any creditor other than the holder of Existing Senior Indebtedness in commencing, any proceeding referred to in
Section 10A.2 (which shall be deemed to include an involuntary bankruptcy proceeding against the Company) until the earlier of (i) the date on which the Existing Senior Indebtedness has been paid in full and (ii) either (x) 180 days after the occurrence of an Event of Default (other than an Event of Default under Section 9.2 or an Event of Default under Section 9.4) shall have occurred or (y) 270 days after an Event of Default under Section 9.4 shall have occurred, provided that in all cases in which more than one Event of Default is outstanding at one time, the applicable period for purposes of this clause (ii) shall be the shortest period possible.

     10A.9.   If the Purchaser receives any payment or distribution of any character in contravention of any of the terms hereof, it shall hold such payment or distribution in trust for the benefit of, and shall promptly pay over or deliver and transfer such payment or distribution to, the holders of the Existing Senior Indebtedness.

     10A.10. As used in this Article 10A, "Existing Senior Indebtedness" shall mean any Indebtedness of the Company, other than the Preferred Stock, permitted to be issued under Section 7.5, provided that in each case the terms of any such Existing Senior Indebtedness do not prohibit (except on the terms set forth in this Agreement) the payment of the Redemption Price of and dividends on the Preferred Stock (including, without limitation, upon redemption by the Company). "Existing Senior Indebtedness" shall expressly include the Indebtedness under
(A) the Existing Credit Facility, as such agreement may be amended from time to time, except to the extent that the Indebtedness thereunder is increased in a manner not permitted under Section 7.5, (B) the Senior Notes, as such agreement may be amended from time to time, except to the extent that the Indebtedness thereunder is increased in a manner not permitted under Section 7.5 and (C) the Existing Subordinated Debt, as such agreement may be amended from time to time, except to the extent that the Indebtedness thereunder is increased in a manner not permitted under Section 7.5.

     10A.11. The provisions of this Article 10A are for the purpose of defining the relative rights of the holders of Existing Senior Indebtedness on the one hand, and the Purchaser on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the Purchaser, the obligation of the Company, which is unconditional and absolute, to pay to the Purchaser hereof the Redemption Price and dividends hereon in accordance with the terms and provisions hereof, nor shall anything herein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law hereunder upon default under this Agreement, subject to the limitations set forth in
Section 10A.2, 10A.4 and 10A.8 and to the rights, if any, under this Article 10A, of holders of Existing Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the Purchaser.

     10A.12. After the payment in full of all amounts payable with respect to Existing Senior Indebtedness, the Purchaser shall be subrogated to the rights of the holders of Existing Senior Indebtedness to receive payments or distributions of cash, property, stock or obligations applicable to Existing Senior Indebtedness until the Redemption Price of and dividends on the Preferred Stock shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of Existing Senior Indebtedness of any cash, property, stock, or obligations to which the Purchaser would be entitled except for the provisions of this Article 10A, and no payment pursuant to the provisions of this Article 10A to the holders of Existing Senior Indebtedness by the Purchaser, shall, as between the Company, its creditors other than holders of Existing Senior Indebtedness and the Purchaser, be deemed to be a payment by the Company to or on account of Existing Senior Indebtedness. Nothing contained in this Agreement shall prevent the Company from making payments at any time of the Redemption Price of or dividends on the Preferred Stock except under the conditions described in Section 10A.2, 10A.3 or 10A.4.

     10A.13.   The Parties agree that the foregoing provisions of this Article
10A shall be amended from time to time so that in no case shall the terms of the subordination of the Purchaser's Preferred Stock to the Existing Subordinated Debt or other Senior Indebtedness be less favorable to the Purchaser than the terms of the subordination of the Existing Subordinated Debt to any other Senior Indebtedness are to the holder of the Existing Subordinated Debt.

10B. SUBORDINATION TO PUBLIC NOTES

     10B.1. Obligations Subordinate to Senior Indebtedness. The Company covenants and agrees, and the Purchaser and any other holders of the Preferred Stock by their acceptance thereof, likewise covenant and agree, that all Preferred Stock shall be issued and all Preferred Stock Obligations incurred hereunder subject to the provisions of this Article 10B; and each Purchaser and each Person holding any Preferred Stock, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Preferred Stock Obligations shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in cash in full of all Senior Indebtedness from time to time outstanding incurred in compliance with Sections 7.5.1 and 7.8 hereof; that the subordination is for the benefit of, and shall be enforceable directly by, each holder of such Senior Indebtedness or any trustee acting on behalf of the holders of such Senior Indebtedness, and that each holder of such Senior Indebtedness, whether now outstanding or hereafter created, assumed or guaranteed, shall be deemed to have acquired its Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement.

     10B.2. Payment Over of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then and in any such event:

          10B.2.1. All Obligations due or to become due under or with respect to all Senior Indebtedness in such proceeding shall be paid in full in cash before the holders of the Preferred Stock are entitled to receive any payment or distribution, whether in cash, securities or other property, on account of the Preferred Stock Obligations;

          10B.2.2. Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Preferred Stock would be entitled but for the provisions of this Article 10B, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Preferred Stock Obligations (except for any such payment or distribution of (x) equity securities of the Company and/or (y) unsecured debt securities of the Company which are subordinated to at least the same extent as such Preferred Stock Obligations to the payment of all Senior Indebtedness then outstanding and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the maturity of the Preferred Stock Obligations) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness held or represented by each, to the extent necessary to make payment in cash in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and

          10B.2.3. In the event that, notwithstanding the foregoing provisions of this 10, the holders of the Preferred Stock shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of Indebtedness being subordinated to the payment of the Preferred Stock Obligations (but excluding any payment of the character described in the parenthetical clause in the foregoing paragraph 10B.2.2) before all such Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          10B.2.4.    The holders of Senior Indebtedness shall have the right to request the holders of the Preferred Stock to file and, in the event a Preferred Holder fails to do so within 10 days prior to any deadline fixed in such proceeding for the filing of such a claim, is hereby authorized to file a proof of claim in the form required in any Bankruptcy Event for and on behalf of that holder to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Preferred Stock Obligations (other than any payment or distribution which the Preferred Holders are entitled to retain pursuant to the parenthetical clause in the foregoing paragraph 10B.2.3) in an amount not in excess of the Senior Indebtedness then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. Each Preferred Holder shall provide to the holders of the Senior Indebtedness all information and documents reasonably necessary to present claims or seek enforcement as aforesaid.

          10B.2.5. If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Company with, or any merger of the Company into, another corporation or the liquidation or dissolution of the Company following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation, to the extent permitted under the terms of any outstanding Senior Indebtedness, or permitted by the holders thereof, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 10B.

     10B.3. No Payment in Certain Circumstances.

            10B.3.1.   In the event that (i) the Company shall fail to
pay when due, upon acceleration or otherwise, any principal, interest, fees or reimbursement obligations under letters of credit with respect to Senior Indebtedness (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) the Company shall fail to comply with any of the other covenants contained in the Senior Credit Documents or the Public Securities Indenture, which default shall not have been cured or waived (a "Covenant Default"), and the Company receives written notice of such Covenant Default from a holder of the Senior Indebtedness or any trustee acting for the holders of such Senior Indebtedness (a "Blockage Notice"), then no payment shall be made by, or on behalf of, the Company on account of the Preferred Stock Obligations (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full in cash or until such Payment Default shall have been cured or waived, or (y) in the case of any such Covenant Default, from the date the Company shall have received such Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Indebtedness to which such Covenant Default relates is paid in full in cash or such Covenant Default is waived by the required percentage of holders of such Senior Indebtedness or otherwise cured (a "Blockage Period"); and, upon the termination of such Blockage Period, any amounts which have become due and payable under the Preferred Stock or under this Agreement with respect to the Preferred Stock Obligations before or during such Blockage Period (including, if applicable, interest at a default rate from and after the date on which any payment of principal or interest would have been payable if not for operation of this 10) shall be immediately due and payable (subject to the provisions of this 10); provided, that (A) only one Blockage Notice may be given in any 360-day period, and (B) no Covenant Default that previously served as the basis for a Blockage Notice or that was in existence during a prior Blockage Period may serve as the basis for a Blockage Notice unless such Covenant Default was subsequently cured for a period of at least 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to any event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          10B.3.2. In the event that any payment shall be received by any Preferred Holder which is prohibited by the foregoing provisions of this Section 10B.3, then and in such event such payment shall be held in trust by each Preferred Holder for the benefit of the holders of Senior Indebtedness. The provisions of this Section 13.3 shall not apply to any payment with respect to which Section 10B.2 would be applicable.

     10B.4. Payments Otherwise Permitted. Nothing contained in this Section 10B or elsewhere in this Agreement or in the Certificate of Designations shall prevent the Company, at any time except during a Bankruptcy Event as set forth in Section 10B.2 or under the conditions described in Section 10B.3, from making payments at any time of the Redemption Price of and dividends on the Preferred Stock or any other amount payable by the Company under the Preferred Stock or this Agreement with respect to the Preferred Stock Obligations.

     10B.5. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the Preferred Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and interest on the Preferred Stock shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Preferred Holders would be entitled except for the provisions of this Article 10B, and no payments pursuant to the provisions of this Article 10B to the holders of such Senior Indebtedness by the Preferred Holders shall, as among the Company, its creditors (other than holders of such Senior Indebtedness) and the Preferred Holders be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness.

     10B.6. Provisions Solely to Define Relative Rights. The provisions of this Article 10B are and are intended solely for the purpose of defining the relative rights of the holders of the Preferred Stock on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Article 10B or elsewhere in this Agreement or in the Preferred Stock is intended to or shall (i) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Preferred Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Preferred Holders the Redemption Price of, and dividends on, and any other amount payable by the Company under, the Preferred Stock or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Company of the Preferred Holders and its creditors (other than the holders of Senior Indebtedness); or (iii) prevent the Preferred Holders from accelerating the redemption of the Preferred Stock and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, and to the rights, if any, under this Article 10B of the holders of Senior Indebtedness with respect to the turnover of assets (whether in the form of cash, property or securities) received upon the exercise of such remedy.

     10B.7. Effect of Failure to Pay Preferred Stock Obligations. The fact that failure to make any payment on account of the Preferred Stock Obligations is by reason of the operation of any provision of this Article 10B shall not be construed as preventing the occurrence of an Event of Default under this Agreement.

     10B.8. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Purchaser, without incurring responsibility to the Preferred Holders and without impairing or releasing the subordination provided in this Article 10B or the obligations hereunder of the Preferred Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising or waiving any rights, powers or remedies against the Company or any other Person.

     10B.9. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this
Article 10B, the Preferred Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Preferred Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10B.

     10B.10. Reinstatement. The provisions of this Article 10B shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made.

     10B.11. Amendment. The subordination provisions of this Article 10B are solely for the benefit of the holders of the Senior Indebtedness and may not be rescinded, canceled, amended or modified with respect to any class or category of Senior Indebtedness without the prior written consent of the holders of at least a majority in principal amount of such class or category of Senior Indebtedness to be affected by such rescission, cancellation, amendment or modification.

     10B.12. Remedies. The holders of Senior Indebtedness shall be entitled to enforce their rights under this Article 10B specifically, to recover damages by reason of any breach of any provision of this Article 10B and to exercise all other rights existing in their favor. The Preferred Holders acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Article 10B and that holders of Senior Indebtedness may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Article 10B.

11.  RESTRICTIONS ON TRANSFER; LEGENDS.

     11.1.  Assignments of Purchaser Securities.

          11.1.1. The Purchaser shall have the right at any time from and after the effectiveness of the registration required by the Registration Statement, to sell, assign, transfer or negotiate all or any part of the Purchaser Securities to one or more Persons. In the case of any such sale, assignment, transfer or negotiation, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Purchaser with respect to such Purchaser Securities. Notwithstanding the foregoing, the Purchaser shall not be permitted to transfer any Purchaser Securities to any "competitor" of the Company, as listed on Schedule 11.1.1 hereto (except for transfer of the Warrants and Preferred Stock following the registration of the Purchaser Securities pursuant to the Securities Act).

          11.1.2. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Purchaser Securities and for the transfer of the same. Upon surrender for registration of transfer of any such Purchaser Security at the principal office of the Company, together with payment of any and all applicable transfer taxes, the Company shall, at its expense, promptly execute and deliver one or more Warrants or certificates evidencing Preferred Stock, as applicable, of like tenor and of a like aggregate number or principal amount, registered in the name of such transferee or transferees.

          11.1.3. In connection with any sales, assignments or transfers of any Purchaser Securities, the transferor shall give notice to the Company of the identity of such parties and obtain agreements from the transferees that all nonpublic information given to such parties pursuant to this Agreement will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company.

     11.2.  Restrictive Securities Legend.

          11.2.1. The Preferred Stock. Each Certificate representing shares of Preferred Stock shall bear a legend in substantially the following form:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED."

          11.2.2. The Conversion Shares. Each certificate representing Conversion Shares shall initially bear a legend in substantially the following form:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR A LEGAL OPINION OF COUNSEL

     ACCEPTABLE TO THE ISSUER THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

          11.2.3. The Warrants. Each Warrant shall initially bear a legend in substantially the following form:

     "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

     11.3.  Termination of Restrictions.  The restrictions imposed by Section
11.2 hereof upon the transferability of Purchaser Securities shall cease and terminate as to any particular Purchaser Securities (i) when, in the written opinion of Gunderson Dettmer Stough or other counsel reasonably acceptable to the Company and addressed to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Purchaser Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Purchaser Securities or such Purchaser Securities shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 11.2 hereof.

     11.4. Preferred Stock Legend relating to Subordination. Each Certificate representing shares of Preferred Stock shall bear a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER ___, 1997 AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE "SECURITIES PURCHASE AGREEMENT") TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE SECURITIES PURCHASE AGREEMENT.

12.  MISCELLANEOUS

     12.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and related documents and all costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Purchaser as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) all actual, reasonable out-of-pocket and third party expenses of the Purchaser in connection with the negotiation, preparation, and execution of the Preferred Stock Documents and otherwise in connection with the transactions contemplated hereunder, including without limitation the fees and disbursements of its lawyers and accountants; provided, however, that the aggregate amount of such fees and expenses shall not exceed $250,000, and (iii) after the occurrence of an Event of Default, all costs and expenses (the Purchaser and all Preferred Holders) incurred by the Purchaser or Preferred Holders in enforcing any obligations of or in collecting any payments due hereunder or under the Certificate of Designations by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     12.2.  Indemnity.  In addition to the payment of expenses pursuant to
Section 12.1, whether or not the transactions contemplated hereby shall be consummated, the Company (as "Indemnitor") agrees to indemnify, pay and hold the Purchaser, and the officers, directors, employees, agents, and Affiliates of the Purchaser (collectively called the "Indemnitees") harmless from and against any and all other liabilities, costs, expenses liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, (i) any of the foregoing that result from any lawsuits or other proceedings brought by third parties with whom the Company has existing or future contractual or other business relationships and (ii) the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Purchaser Securities or the other Preferred Stock Documents related to the transactions contemplated hereunder, the Purchaser's agreement to purchase the Purchaser Securities or the use or intended use of the proceeds of any of the proceeds thereof to the Company (the "Indemnified Liabilities"); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee or out of a claim brought by the Company against such Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of any Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced thereby. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided that no Indemnitor will settle any such claim without the appropriate Indemnitee's prior written consent, which consent shall not be unreasonably withheld, if the settlement does not contain an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the

Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this
Section 12.2 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

     12.3. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, shall in any event be effective without the written consent of the Required Preferred Holders and the Company; provided that no amendment, modification, waiver or consent shall, unless in writing and signed by each Preferred Holder, do any of the following: (a) reduce the stated value, or dividends on the Preferred Stock or any fees, premiums or other amounts payable hereunder; or (b) postpone any date fixed for any payment of principal of, or premium or interest on, the Preferred Stock or any fees or other amounts payable hereunder (other than as a result of waiving a Default or Event of Default giving rise to a right of acceleration hereunder), or (c) amend this Section 12.3. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 12.3 shall be binding upon each holder of the Purchaser Securities at the time outstanding and each future holder thereof.

     12.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     12.5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

If to the Company:

          System Software Associates, Inc.
          500 West Madison, 32nd Floor
          Chicago, IL 60661
          Attention:  Roger E. Covey
          Telecopier No.:  (312) 474-7500

          With a copy to:

          Sachnoff & Weaver, Ltd.
          30 South Wacker Drive
          Chicago, IL 60606
          Attention: William N. Weaver, Jr., Esq.
          Telecopier No.: (312) 207-6400

          If to the Purchaser:

          Hambrecht & Quist, LLC
          One Bush Street
          San Francisco, CA  94104
          Attn:  Norman D. Colbert

          With a copy to:

          Gunderson Dettmer Stough
          115 Constitution Drive
          Menlo Park, CA  94025
          Attn:  Brooks Stough

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     12.6.  Survival of Warranties and Certain Agreements.

          12.6.1. All representations and warranties made herein shall survive the execution and delivery of this Agreement, the sale and delivery of the Purchaser Securities hereunder, including the execution and delivery of the Preferred Stock, and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the Closing
Date) until thirty (30) days after the release of the Company's second set of audited annual financial statements following the Closing Date.

          12.6.2. All covenants and agreements made herein shall survive the execution and delivery of this Agreement, the sale and delivery of the Purchaser Securities hereunder, including the execution and delivery of the Preferred Stock, and shall continue until repayment of the Preferred Stock and the Preferred Stock Obligations in full.

          12.6.3. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 12.1 and
12.2 shall survive, the redemption, cancellation or exchange of the Purchaser Securities and the termination of this Agreement.

     12.7. Failure or Indulgence Not Waiver Remedies Cumulative. No failure or delay on the part of any Purchaser in the exercise of any power, right or privilege hereunder or under any Purchaser Security shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Purchaser Securities are cumulative to and not exclusive of, any rights or remedies otherwise available.

     12.8. Severability. In case any provision in this Agreement or the Preferred Stock Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     12.9. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     12.10. Applicable Law. This agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws.

     12.11. Successors and Assigns; Subsequent Holders. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Purchaser. The terms and provisions of this Agreement and all certificates delivered pursuant hereto shall inure to the benefit of any assignee or transferee of the Purchaser Securities, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Neither the shares of Series A Preferred Stock nor the Warrants are transferable until September 1, 1998. The Purchaser's rights or any interest therein or hereunder may not be assigned without the written consent of the Required Preferred Holders.

     12.12. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Delaware.

Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non convenient, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 12.5 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 12.5 does not constitute good and sufficient service of process. The provisions of this
Section 12.12 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

     12.13. Waiver of Jury Trial. The Company hereby waives, to the full extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this agreement or any other document or the validity, protection, interpretation, collection or enforcement thereof. Notwithstanding anything contained in this Agreement to the contrary, no claim may be made by the Company against the Purchaser for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct constituting actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder or under the other Preferred Stock Documents, or any act, omission or event occurring in connection therewith; the Company hereby waives, releases and agrees not to sue upon any such claim for any such damages. The Company agrees that this Section 12.13 is a specific and material aspect of this Agreement and acknowledges that the Purchaser would not extend to the Company any monies hereunder if this Section 12.13 were not part of this Agreement.

     12.14. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Purchaser.

     12.15 Entirety. This Agreement and the other Preferred Stock Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                               *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

                                       SYSTEM SOFTWARE ASSOCIATES, INC.


                                            By:_______________________________
                                               Name:
                                               Title:

                                       H&Q SSA INVESTORS, L.P.


                                            By:_______________________________
                                               Name:
                                               Title